EXHIBIT 23.0

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-26739) of Oregon Steel Mills, Inc. of our report dated June 22, 2001 relating to the financial statements of Oregon Steel Mills, Inc. Employee Stock Ownership Plan, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Portland, Oregon
June 27, 2001

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